Exhibit 99.1
Carbonite Announces Second Quarter 2016 Financial Results
Revenue Growth Drives Record Profitability; Company Increases 2016 Outlook

BOSTON, MA - August 2, 2016 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud backup and restore solutions for small and midsize businesses (SMBs), today announced financial results for the quarter ended June 30, 2016.
Q2'16 Highlights:

•	Revenue of $53.4 million increased 57% year over year.

•	Net income (loss) per share was $0.04, as compared to ($0.18) in the second quarter of 2015.
“I am very pleased with our progress, especially the expansion of our SMB business which grew approximately 150%. The EVault integration is exceeding expectations, yielding faster and better-than-expected synergies. Market demand for our expanded set of solutions is strong and growing, and I am confident in the team’s ability to continue to drive results,” said Mohamad Ali, President and CEO of Carbonite.
“We delivered strong revenue and bookings growth that drove record profitability in the quarter and resulted in our raised outlook for 2016.  Our rapidly growing SMB business now represents the majority of total bookings and the strength of that business is a key driver of our improving financial results,” said Anthony Folger, CFO of Carbonite.
Second Quarter 2016 Results:

•
Revenue for the second quarter was $53.4 million, an increase of 57% from $34.0 million in the second quarter of 2015. Non-GAAP revenue for the second quarter was $54.2 million, an increase of 60% from $34.0 million in the second quarter of 2015.[1]

•	Bookings for the second quarter were $53.7 million, an increase of 50% from $35.7 million in the second quarter of 2015.[2]

•	Gross margin for the second quarter was 70.3%, compared to 71.2% in the second quarter of 2015. Non-GAAP gross margin was 72.5% in the second quarter, compared to 72.6% in the second quarter of 2015.[3]

•
Net income for the second quarter was $1.2 million, compared to a net loss of ($4.8) million in the second quarter of 2015. Non-GAAP net income for the second quarter was $5.2 million, compared to non-GAAP net loss of ($0.3) million in the second quarter of 2015.[4]

•
Net income per share for the second quarter was $0.04 (basic and diluted), compared to a net loss per share of ($0.18) (basic and diluted) in the second quarter of 2015. Non-GAAP net income per share was $0.19 (basic and diluted) for the second quarter, compared to non-GAAP net loss per share of ($0.01) (basic and diluted) in the second quarter of 2015.[4]

•	Total cash, cash equivalents and marketable securities were $43.2 million as of June 30, 2016, compared to $64.9 million as of December 31, 2015.

•
Cash flow from operations for the second quarter was $5.1 million, compared to $4.0 million in the second quarter of 2015. Adjusted free cash flow for the second quarter was $7.3 million, compared to $3.2 million in the second quarter of 2015.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for the acquisition of EVault.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

[3]	Non-GAAP gross margin excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense.

[4]
Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, CEO transition expense, and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below, and reconciliations to the most comparable GAAP measures are provided in the tables at the end of this press release.

Business Outlook

For the third quarter of 2016, revenues are expected to be in the range of $44.5-$49.5 million and non-GAAP revenues are expected to be in the range of $45.0-$50.0 million. Non-GAAP net income per share is expected to be in the range of $0.06- $0.10.
For the full year of 2016 the Company is raising its financial guidance. Revenues are expected to be in the range of $192.7-$202.7 million and non-GAAP revenues are expected to be in the range of $195.0-$205.0 million. Non-GAAP net income per share is expected to be in the range of $0.48-$0.52.
Carbonite’s expectations of non-GAAP net income per share for the third quarter and full year of 2016 excludes the impact of purchase accounting adjustments, stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 11% for the full year of 2016. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 27.0 million for the third quarter and full year of 2016.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Tuesday, August 2, 2016 at 8:30 a.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 46452332.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations” through August 2, 2017.
Non-GAAP Financial Measures
Carbonite provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, non-GAAP operating expense and adjusted free cash flow. In preparing our non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Exclusion of certain amounts in the calculation of non-GAAP financial measures should not be construed as an inference that these exclusions are unusual or infrequent. We anticipate that these exclusions will continue to be made in the future presentation of the Company’s non-GAAP financial measures. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share in this press release because we do not provide guidance for stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
This Press Release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite, Inc. (NASDAQ:CARB) is a leading provider of cloud backup and restore solutions for small and mid-sized businesses. Together with our partners we protect millions of devices and their valuable data for businesses and individuals around the world who rely on us to ensure their important data is secure, available and useful. To learn more visit Carbonite.com.

Investor Relations Contact:

Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contact:

Emily Held, PAN Communications (for Carbonite)
617-502-4300
carbonite@pancomm.com

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$53,435	$33,972	$101,550	$66,998
Cost of revenue	15,864	9,800	30,619	19,814
Gross profit	37,571	24,172	70,931	47,184
Operating expenses:
Research and development	8,380	7,448	17,116	14,377
General and administrative	10,389	7,624	21,809	15,200
Sales and marketing	17,323	13,570	34,205	27,951
Restructuring charges	32	6	805	125
Total operating expenses	36,124	28,648	73,935	57,653
Income (loss) from operations	1,447	(4,476)	(3,004)	(10,469)
Interest and other income (expense), net	3	59	(147)	26
Income (loss) before income taxes	1,450	(4,417)	(3,151)	(10,443)
Provision for income taxes	290	403	385	607
Net income (loss)	$1,160	$(4,820)	$(3,536)	$(11,050)
Net income (loss) per share:
Basic	$0.04	$(0.18)	$(0.13)	$(0.41)
Diluted	$0.04	$(0.18)	$(0.13)	$(0.41)
Weighted-average shares outstanding:
Basic	26,901,419	27,217,528	26,977,919	27,226,067
Diluted	27,012,361	27,217,528	26,977,919	27,226,067

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$43,203	$63,936
Marketable securities	—	1,000
Trade accounts receivable, net	17,175	3,736
Prepaid expenses and other current assets	7,507	3,188
Restricted cash	135	135
Total current assets	68,020	71,995
Property and equipment, net	24,907	22,083
Other assets	176	167
Acquired intangible assets, net	15,962	8,640
Goodwill	24,322	23,105
Total assets	$133,387	$125,990
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,620	$8,384
Accrued expenses	15,988	11,559
Current portion of deferred revenue	88,360	80,269
Total current liabilities	107,968	100,212
Deferred revenue, net of current portion	21,689	18,434
Other long-term liabilities	5,791	6,271
Total liabilities	135,448	124,917
Stockholders’ equity
Common stock	281	278
Additional paid-in capital	170,297	165,391
Treasury stock, at cost	(10,319)	(5,693)
Accumulated deficit	(164,478)	(160,943)
Accumulated other comprehensive income	2,158	2,040
Total stockholders’ (deficit) equity	(2,061)	1,073
Total liabilities and stockholders’ (deficit) equity	$133,387	$125,990

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net loss	$(3,536)	$(11,050)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	8,378	6,838
Loss (gain) on disposal of equipment	468	(33)
Accretion of discount on marketable securities	—	(9)
Stock-based compensation expense	4,498	4,873
Other non-cash items, net	280	58
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(13,458)	(1,045)
Prepaid expenses and other current assets	(2,026)	338
Other assets	1	530
Accounts payable	(4,113)	418
Accrued expenses	3,841	124
Other long-term liabilities	(522)	(60)
Deferred revenue	4,516	5,565
Net cash (used in) provided by operating activities	(1,673)	6,547
Investing activities
Purchases of property and equipment	(2,809)	(4,906)
Proceeds from sale of property and equipment	—	33
Proceeds from maturities of marketable securities and derivatives	1,000	14,442
Purchases of marketable securities and derivatives	(1,476)	(436)
Decrease in restricted cash	—	693
Payment for acquisition, net of cash acquired	(11,625)	—
Net cash (used in) provided by investing activities	(14,910)	9,826
Financing activities
Proceeds from exercise of stock options	381	1,622
Repurchase of common stock	(4,626)	(2,990)
Net cash (used in) provided by financing activities	(4,245)	(1,368)
Effect of currency exchange rate changes on cash	95	(160)
Net (decrease) increase in cash and cash equivalents	(20,733)	14,845
Cash and cash equivalents, beginning of period	63,936	46,084
Cash and cash equivalents, end of period	$43,203	$60,929

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)
Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP revenue	$53,435	$33,972	$101,550	$66,998
Add:
Fair value adjustment of acquired deferred revenue (1)	800	—	1,363	—
Non-GAAP revenue	$54,235	$33,972	$102,913	$66,998
(1) Excludes the impact of purchase accounting adjustments for the acquisition of EVault.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Gross profit	$37,571	$24,172	$70,931	$47,184
Add:
Fair value adjustment of acquired deferred revenue	800	—	1,363	—
Amortization of intangibles	675	313	1,357	629
Stock-based compensation expense	197	162	411	329
Acquisition-related expense	54	—	236	—
Non-GAAP gross profit	$39,297	$24,647	$74,298	$48,142
Non-GAAP gross margin	72.5%	72.6%	72.2%	71.9%

Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$1,160	$(4,820)	$(3,536)	$(11,050)
Add:
Fair value adjustment of acquired deferred revenue	800	—	1,363	—
Amortization of intangibles	991	474	1,988	953
Stock-based compensation expense	2,155	2,405	4,498	4,873
Litigation-related expense	—	1,104	1	1,192
Restructuring-related expense	32	—	800	115
Acquisition-related expense	618	369	4,766	725
Hostile takeover-related expense	—	215	—	1,512
CEO transition expense	—	—	—	54
Less:
Income tax-effect of non-GAAP adjustments	548	—	591	—
Non-GAAP net income (loss)	$5,208	$(253)	$9,289	$(1,626)
Non-GAAP net income (loss) per share:
Basic	$0.19	$(0.01)	$0.34	$(0.06)
Diluted	$0.19	$(0.01)	$0.34	$(0.06)
Weighted-average shares outstanding:
Basic	26,901,419	27,217,528	26,977,919	27,226,067
Diluted	27,012,361	27,217,528	27,063,158	27,226,067

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Research and development	$8,380	$7,448	$17,116	$14,377
Less:
Stock-based compensation expense	229	313	514	638
Acquisition-related expense	72	167	310	167
Non-GAAP research and development	$8,079	$6,968	$16,292	$13,572

General and administrative	$10,389	$7,624	$21,809	$15,200
Less:
Amortization of intangibles	68	53	138	107
Stock-based compensation expense	1,454	1,596	3,087	3,329
Litigation-related expense	—	1,104	1	1,192
Acquisition-related expense	494	501	4,103	562
Hostile takeover-related expense	—	215	—	1,512
CEO transition expense	—	—	—	54
Non-GAAP general and administrative	$8,373	$4,155	$14,480	$8,444

Sales and marketing	$17,323	$13,570	$34,205	$27,951
Less:
Amortization of intangibles	248	108	493	217
Stock-based compensation expense	275	334	486	577
Acquisition-related expense	(2)	(299)	117	(4)
Non-GAAP sales and marketing	$16,802	$13,427	$33,109	$27,161

Restructuring charges	$32	$6	$805	$125
Less:
Restructuring-related expense	32	—	800	115
Non-GAAP restructuring charges	$—	$6	$5	$10

Calculation of Bookings

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$53,435	$33,972	$101,550	$66,998
Add:
Deferred revenue ending balance	110,049	96,815	110,049	96,815
Impact of foreign exchange	87	—	—	165
Less:
Impact of foreign exchange	—	76	58	—
Beginning deferred revenue from acquisitions	—	—	6,830	—
Deferred revenue beginning balance	109,878	95,007	98,703	91,424
Change in deferred revenue balance	258	1,732	4,458	5,556
Bookings	$53,693	$35,704	$106,008	$72,554

Calculation of Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$5,084	$3,976	$(1,673)	$6,547
Subtract:
Purchases of property and equipment	885	1,617	2,809	4,906
Free cash flow	4,199	2,359	(4,482)	1,641

Add:
Payments related to corporate headquarter relocation	—	—	—	1,309
Acquisition-related payments	2,735	306	9,791	381
Hostile takeover-related payments	—	401	—	1,663
CEO transition payments	—	—	—	29
Restructuring-related payments	239	—	341	—
Cash portion of lease exit charge	85	89	151	711
Litigation-related payments	—	9	924	9
Adjusted free cash flow	$7,258	$3,164	$6,725	$5,743